UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
November 18, 2021
Date of Report (Date of earliest event reported)

SOLARWINDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-38711	81-0753267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7171 Southwest Parkway
Building 400
Austin, Texas 78735
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (512) 682-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	SWI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 18, 2021, SolarWinds Corporation (the “Company”) entered into a First Amendment to Amended and Restated Stockholders' Agreement, by and among the Company and the stockholders named therein (the “Stockholders’ Agreement Amendment”). The Stockholders’ Agreement Amendment amends the amended and restated stockholders’ agreement, dated as of October 18, 2018, by and among the Company and certain stockholders named therein (the “Stockholders’ Agreement”), to provide that the Lead Investors (as defined in the Stockholders’ Agreement) have the right to designate for nomination for election to the Board of Directors of the Company (the “Board”) one (1) mutual director (the “Mutual Director”) for so long as each of the Lead Investors continue to own at least 20% of the outstanding shares of the Company's common stock. By designation of the Lead Investors, the seat to be filled by the Mutual Director initially will be vacant. The Stockholders’ Agreement Amendment also (1) amends the Stockholders’ Agreement to provide that with respect to certain required stock ownership thresholds applicable to the rights of the Lead Investors pursuant to the Stockholders’ Agreement, including the right to nominate directors for elections to the Board, the determination of whether the Lead Investors’ satisfy such thresholds will be based on the stock ownership of the Lead Investors relative to the Company’s then-current outstanding shares of common stock rather than the number of shares of common stock outstanding as of the date of the Company’s initial public offering and (2) removes each of the TB Co-Investors (as defined in the Stockholders’ Agreement) as party to the Stockholders’ Agreement.

The foregoing summary of the Stockholders' Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is attached to this Current Report on Form 8-K (this “Current Report”) as Exhibit 10.1 and incorporated in its entirety into this Item 1.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Increase in Board Size; Election of Director

On November 18, 2021, based on the recommendation of its Nominating and Corporate Governance Committee and in connection with the Stockholders’ Agreement Amendment, the Board increased the size of the Board to thirteen members and appointed Cathleen Benko to the Board, each effective November 18, 2021. The Board designated Ms. Benko as a Class III director to stand for re-election at the Company’s 2024 annual meeting of stockholders. The Board also appointed Ms. Benko to serve on its compensation committee effective upon her appointment to the Board. The Board determined that Ms. Benko qualifies as independent under the director independence standards set forth in the rules and regulations of Securities and Exchange Commission (the “SEC”) and the applicable listing standards of the New York Stock Exchange (the “NYSE”) and satisfies the additional requirements of compensation committee independence for compensation committee service under the applicable rules and regulations of the SEC and listing standards of the NYSE. There are no arrangements or understandings between Ms. Benko and any other persons pursuant to which she was appointed as a director of the Company, and Ms. Benko has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Benko will participate in the Company’s director compensation plan for non-employee directors, as described under the heading “Narrative Disclosure to Director Compensation Table—Non-Employee Director Compensation Policy” in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 16, 2021.

Ms. Benko is a former Vice Chairman and Managing Principal of Deloitte LLP (“Deloitte”), an organization that, through its subsidiaries and network of member firms, provides audit, consulting, tax, and advisory services to clients globally. During her nearly 30-year career with Deloitte, Ms. Benko held many leadership roles, several concurrent with her appointment as Vice Chairman and Managing Principal in 2011. From 2015 to 2018, Ms. Benko served as Senior Partner working within the firm's "Digital Giants" practice where she was the senior advisory partner for several digital-native companies. From 2010 to 2014, Ms. Benko served as Chief Digital, Brand, and Communications Officer. Previous to her role as Chief Digital, Brand, and Communications Officer, Ms. Benko held multiple technology and talent management roles, including serving as the company’s first Vice Chairman and Chief Talent Officer from 2006 to 2010, its Chief Inclusion Officer from 2008 to 2010, and as Managing Principal, Initiative for the Retention and Advancement of Women, from 2003 to 2009. Ms. Benko led Deloitte’s technology sector from 2003 to 2007 and was previously Deloitte’s first Global e-Business Leader, a position she held from 1998 to 2002. Ms. Benko is a member of the Board of Directors and compensation committee of Nike, Inc. (NYSE: NKE) and a member of the Board of Directors and audit committee of Prime Impact Acquisition I (NYSE: PIAI). Ms. Benko is chair of a Harvard Business School/NC Advisory Council and a member of the board of directors of nonprofit organizations, including Stanford’s Institute for Research in the Social Sciences, American Corporate Partners, National Association of Corporate Directors, the International Women’s Forum and Life Skills For Soldiers. Ms. Benko earned a B.S. from Ramapo College of

New Jersey where she was awarded the President’s Award of Merit, the school’s highest distinction, and an M.B.A. from Harvard Business School.

The additional seat added to the Board was designated by the Board as a Class I director and will be filled by the Mutual Director upon designation by the Lead Investors. As noted above, the seat initially will be vacant and shall remain vacant until such time as the Lead Investors determine to fill such vacancy, subject to their eligibility to nominate a director to fill such seat pursuant to the Stockholders’ Agreement, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	First Amendment to Amended and Restated Stockholders' Agreement among the Company and the stockholders named therein, dated November 18, 2021
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARWINDS CORPORATION

Dated:	November 19, 2021	By:	/s/ Sudhakar Ramakrishna
Sudhakar Ramakrishna
President and Chief Executive Officer